UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2016

Hawker Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

(310) 316-3663
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01.

OTHER EVENTS

On February 9, 2015, Hawker Energy, Inc. (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) to report the resignation of its independent registered public accounting firm, L.L. Bradford & Company, LLC (“Bradford”), and to report the engagement of RBSM LLP (“RBSM”) as its independent registered public accounting firm for the Company’s fiscal year ended August 31, 2015.  Both were effective as of February 3, 2015.  That Form 8-K included all other information required by Item 304 of Regulation S-K.

On January 8, 2016, the Company received notice from SEC informing the Company that the Public Company Accounting Oversight Board (the "PCAOB") has revoked the registration of Bradford, referencing an order stating an effective date of December 3, 2015 for the revocation.  As a result of the revocation, the Company can no longer include the audit reports of Bradford in the Company's filings with the SEC. In addition, as a result of the foregoing, the Company will be required to have its financial statements for the year ended August 31, 2014, re-audited by a firm that is registered with the PCAOB.

Due to the depressed state of the oil markets and the resulting shortfall in the Company’s liquidity, the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended August 31, 2015, and will be delayed in filing its Quarterly Report on Form 10-Q for the three months ended November 30, 2015.  At this time, the Company is unable to estimate when it will complete these reports.

The Company believes there is no further reportable information required by Item 304 of Regulation S-K in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hawker Energy, Inc.

Dated:	January 12, 2016

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer